                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
of Wells Fargo & Company:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of Wells Fargo & Company (the "Company"), related to shares of common stock and preferred stock purchase rights of the Company that may be issued by the Company under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan, of our report dated January 15, 2002, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP

San Francisco, California
April 26, 2002